Exhibit 2

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of November 19, 2020, by and among CBPO Holdings Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“Parent”), the persons listed in the column titled “Rollover Securityholder” on Schedule A hereto (each, a “Rollover Securityholder” and collectively, the “Rollover Securityholders”), TB MGMT Holding Company Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“TB MGMT”), TB Innovation Holding Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“TB Innovation”), and TB Executives Unity Holding Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“TB Executives”). Parent, the Rollover Securityholders, TB Innovation and TB Executives shall be referred to hereinafter collectively as the “Parties” and each a “Party.” Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, CBPO Group Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and China Biologic Products Holdings, Inc., an exempted company with limited liability incorporated under the Laws of the Cayman Islands (the “Company”), entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving company and becoming a wholly-owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, PW Medtech Group Limited (普华和顺集团公司) (“PWM”) is the Beneficial Owner of 5,321,000 Ordinary Shares;

WHEREAS, on October 26, 2020, PWM entered into a share purchase agreement with each of Biomedical Treasure Limited (“Biomedical Treasure”), Biomedical Future Limited (“Biomedical Future”) and 2019B Cayman Limited (“2019B Cayman”) (as may be amended, restated, supplemented or otherwise modified from time to time, each a “PWM SPA” and collectively, the “PWM SPAs”), pursuant to which PWM has agreed to sell 3,750,000 Ordinary Shares, 660,833 Ordinary Shares (which may increase to up to 1,571,000 Ordinary Shares in the aggregate in the event the transactions contemplated under the PWM SPA between 2019B Cayman and PWM are not consummated or are consummated in part) and 910,167 Ordinary Shares to Biomedical Treasure, Biomedical Future and 2019B Cayman, respectively, as a result of which, upon the closing of the transactions contemplated by the PWM SPAs (each such sale by PWM, a “PWM Transfer” and collectively, the “PWM Transfers”), PWM will no longer Beneficially Own any Ordinary Shares;

WHEREAS, on October 26, 2020, Double Double Holdings Limited (“Double Double”) entered into a share purchase agreement with Biomedical Development Limited (“Biomedical Development”) (as may be amended, restated, supplemented or otherwise modified from time to time, the “Double Double SPA”), pursuant to which Double Double has agreed to sell 775,000 Ordinary Shares to Biomedical Development, as a result of which, upon the closing of the transactions contemplated by the Double Double SPA (the “Double Double Transfer”), Double Double will no longer Beneficially Own any Ordinary Shares;

WHEREAS, on October 26, 2020, Parfield entered into a share purchase agreement with 2019B Cayman (as may be amended, restated, supplemented or otherwise modified from time to time, the “Parfield SPA” and together with the PWM SPAs and Double Double SPA, the “SPAs”), pursuant to which Parfield has agreed to sell 300,000 Ordinary Shares to 2019B Cayman, as a result of which, upon the closing of the transactions contemplated by the Parfield SPA (the “Parfield Transfer” and together with the PWM Transfers and the Double Double Transfer, the “Share Transfers”), Parfield will Beneficially Own 2,137,696 Ordinary Shares;

WHEREAS, in connection with the PWM Transfers and the Merger, PWM entered into a voting undertaking (the “PWM Voting Undertaking”), pursuant to which PWM has agreed, among other things, subject to the terms and conditions of the PWM Voting Undertaking, to vote the Company Securities Beneficially Owned by it in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement;

WHEREAS, as of the date hereof, each Rollover Securityholder is the Beneficial Owner or record holder of such type and number of Company Securities as set forth in the column titled “Rollover Securities” opposite such Rollover Securityholder’s name on Schedule A, Part I hereto, and immediately following completion of the PWM Transfers, Double Double Transfer and Parfield Transfer, each Rollover Securityholder will be the Beneficial Owner or record holder of such type and number of Company Securities as set forth in the column titled “Rollover Securities” opposite such Rollover Securityholder’s name on Schedule A, Part II hereto (such Company Securities, being collectively referred to herein as the “Rollover Securities”);

WHEREAS, in connection with the consummation of the Merger and the other transactions contemplated under the Merger Agreement, among other things, (a) each Rollover Securityholder agrees to vote or cause to be voted its or his Covered Securities in favor of the approval of the Merger Agreement, the Plan of Merger, the Merger and the other transactions contemplated thereby, and (b) each Rollover Securityholder agrees to contribute to Parent immediately prior to or on the Closing its or his Rollover Securities in exchange for newly issued ordinary shares of Parent (the “Parent Shares”), in each case, in accordance with and subject to the terms and conditions of this Agreement;

WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement, the Rollover Securityholders are entering into this Agreement; and

WHEREAS, the Rollover Securityholders acknowledge that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Rollover Securityholders set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
VOTING

Section 1.1            Agreement to Vote.

(a)            Subject to the terms and conditions set forth herein, each Rollover Securityholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the earlier of (x) the Effective Time and (y) the termination of the Merger Agreement pursuant to and in compliance with the terms thereof (such earlier time, the “Expiration Time”), at any annual or extraordinary general meeting of the shareholders of the Company and at any other meeting of the shareholders of the Company, however called, including any adjournment, recess or postponement thereof, in connection with any written consent of the shareholders of the Company and in any other circumstance upon which a vote, consent or other approval of all or some of the shareholders of the Company is sought in respect of any of the matters described in clauses (ii) through (v) below, such Rollover Securityholder shall (solely in its or his capacity as Beneficial Owner of its or his Covered Securities), and shall cause any holder of record of its or his Covered Securities to, in each case to the extent that the Covered Securities are entitled to vote thereon or consent thereto:

(i)            appear at each such meeting or otherwise cause all of such Rollover Securityholder’s Covered Securities to be counted as present thereat in accordance with procedures applicable to such meeting so as to ensure such Rollover Securityholder and each other holder of record of such Rollover Securityholder’s Covered Securities is duly counted for purposes of calculating a quorum and for purposes of recording the result of any applicable vote or consent and respond to each request by the Company for written consent, if any;

(ii)           vote, or cause to be voted, whether on a show of hands or a poll and whether in person or by proxy, or deliver, or cause to be delivered, a written consent covering, all of such Rollover Securityholder’s Covered Securities (A) in favor of the approval, adoption and authorization of the Merger Agreement, the Plan of Merger and the transactions contemplated by the Merger Agreement, including the Merger, (B) in favor of any other matters required to consummate the Merger and any other transactions contemplated by the Merger Agreement, (C) against any Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to the Merger or in competition or inconsistent with the transactions contemplated by the Merger Agreement, including the Merger, and (D) against any other action, agreement or transaction that is intended to facilitate an Acquisition Proposal or is intended to or could prevent, impede, or, in any material respect, interfere with, delay or adversely affect the Merger or any other transactions contemplated by the Merger Agreement or the performance by such Rollover Securityholder of its or his obligations under this Agreement;

(iii)          vote, or cause to be voted, whether on a show of hands or a poll and whether in person or by proxy, or deliver, or cause to be delivered, a written consent covering, all of such Rollover Securityholder’s Covered Securities against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Rollover Securityholder contained in this Agreement;

(iv)          vote, or cause to be voted, whether on a show of hands or a poll and whether in person or by proxy, or deliver, or cause to be delivered, a written consent covering, all of such Rollover Securityholder’s Covered Securities in favor of any other matter necessary to effect the Merger or any other transactions contemplated by the Merger Agreement or otherwise reasonably requested by Parent in order to consummate the Merger or any other transactions contemplated by the Merger Agreement; and

(v)           vote, or cause to be voted, whether on a show of hands or a poll and whether in person or by proxy, or deliver, or cause to be delivered, a written consent covering, all of such Rollover Securityholder’s Covered Securities in favor of any adjournment or postponement of the Shareholders Meeting or any other annual or special meeting of the shareholders of the Company, however called, at which any of the matters described in paragraphs (ii) through (iv) of this Section 1.1(a) is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Parent.

(b)            Subject to the terms and conditions set forth herein, each Rollover Securityholder shall, from and after the date hereof until the Expiration Time, retain at all times the right to vote or consent with respect to such Rollover Securityholder’s Covered Securities in such Rollover Securityholder’s sole discretion and without any other limitation on those matters, other than those limitations contained in Section 1.1(a) hereof.

(c)            The obligations of each Rollover Securityholder set forth in this Section 1.1 are irrevocable.

Section 1.2            Waiver of Dissenter Rights. Each Rollover Securityholder hereby irrevocably and unconditionally waives, and agrees not to exercise, to cause to be waived and to prevent the exercise of, any dissenters’ rights, rights of appraisal and any similar rights relating to the Merger and any other transactions contemplated by the Merger Agreement that such Rollover Securityholder or any other person may have by virtue of, or with respect to, any of such Rollover Securityholder’s Covered Securities (including any rights under Section 238 of the Cayman Companies Law) prior to the Expiration Time.

Article II
CONTRIBUTION OF ROLLOVER SECURITIES

Section 2.1            Contribution of Rollover Securities. Subject to the terms and conditions set forth herein, immediately prior to or on the Closing, each Rollover Securityholder shall cause all of the right, title and interest in and to its or his Rollover Securities as set forth in the column titled “Rollover Securities” opposite such Rollover Securityholder’s name on Schedule A, Part II hereto to be contributed, assigned, transferred and delivered to Parent, free and clear of all Liens (other than any Liens arising by reason of the Merger Agreement, this Agreement, the A&R Consortium Agreement or applicable securities Law); provided, however, that to the extent that (i) any Share Transfer with respect to which such applicable Rollover Securityholder is (or would have been) the transferee has not been fully consummated prior to the Contribution Closing, then the amount of Rollover Securities of such Rollover Securityholder shall be reduced by the number of Ordinary Shares that have not been so transferred to such Rollover Securityholder pursuant to the terms and conditions of the applicable SPA (and shall correspond to the relevant amount set forth in Schedule A, Part I if no such Share Transfer has been consummated prior to the Closing), and (ii) the Double Double Transfer has not been fully consummated prior to the Contribution Closing, then the amount of Rollover Securities of Double Double shall be increased by the number of Ordinary Shares that have not been so transferred by Double Double pursuant to the terms and conditions of the Double Double SPA (and shall correspond to the relevant amount set forth in Schedule A, Part I if no such Share Transfer has been consummated prior to the Contribution Closing).

Section 2.2            Issuance of Parent Shares.

(a)            In consideration for the contribution, assignment, transfer and delivery of each Rollover Securityholder’s Rollover Securities to Parent pursuant to Section 2.1 of this Agreement, Parent shall issue to such Rollover Securityholder (or, at direction of such Rollover Securityholder, to the entity designated next to such Rollover Securityholder’s name in Schedule A, Part II under the heading “Applicable Designated Shareholder” or to any Affiliate of such Rollover Securityholder as such Rollover Securityholder may designate in writing, each an “Applicable Designated Shareholder”) the number of newly issued Parent Shares as set forth in the column titled “Parent Shares” opposite such Rollover Securityholder’s name on Schedule A, Part II hereto at the Contribution Closing; provided, however, that to the extent that (i) any Share Transfer with respect to which such applicable Rollover Securityholder is (or would have been) the transferee has not been fully consummated prior to the Contribution Closing, then the number of Parent Shares to be issued as consideration for such Rollover Securityholder’s Rollover Securities shall be reduced by the number of Ordinary Shares that have not been so transferred to such Rollover Securityholder pursuant to the terms and conditions of the applicable SPA (and shall correspond to the relevant amount set forth in Schedule A, Part I if no such Share Transfer has been consummated prior to the Contribution Closing), and (ii) the Double Double Transfer has not been consummated prior to the Contribution Closing, then the number of Parent Shares to be issued as consideration for Double Double’s Rollover Securities shall be increased by the number of Ordinary Shares that have not been so transferred by Double Double pursuant to the terms and conditions of the Double Double SPA (and shall correspond to the relevant amount set forth in Schedule A, Part I if no such Share Transfer has been consummated prior to the Contribution Closing).

(b)            Each Rollover Securityholder hereby acknowledges and agrees that (i) the delivery of such Parent Shares to such Rollover Securityholder (or to such Rollover Securityholder’s designated Applicable Designated Shareholder) shall constitute complete satisfaction of all obligations towards or sums due to such Rollover Securityholder by Parent with respect to such Rollover Securityholder’s Rollover Securities, and (ii) on receipt of such Parent Shares by such Rollover Securityholder (or such Rollover Securityholder’s designated Applicable Designated Shareholder), such Rollover Securityholder shall have no right to any other consideration as provided in the Merger Agreement in respect of the Rollover Securities contributed to Parent by such Rollover Securityholder.

Section 2.3            Contribution Closing. Subject to the terms and conditions set forth herein and the satisfaction in full (or waiver, if permissible) of all of the conditions set forth in Section 7.1 and Section 7.2 of the Merger Agreement, other than conditions that by their nature are to be satisfied at the Closing (but subject to the satisfaction or waiver of such conditions at the Closing), the closing of the contribution of Rollover Securities and the issuance of Parent Shares contemplated hereby (the “Contribution Closing”) shall take place immediately prior to or on the Closing or at such other earlier time as the Parties may agree in writing. The obligations of each Rollover Securityholder to consummate the Contribution Closing shall be subject to the following conditions: (a) the representations and warranties of Parent set forth in Section 3.2 shall be true and correct in all material respects as of the date hereof and as of the Contribution Closing, as if made on and as of such date and time; and (b) Parent shall have performed or complied with all obligations under this Agreement required to be performed or complied with by it at or prior to the Contribution Closing.

Section 2.4            Deposit of Rollover Shares. Subject to the terms and conditions set forth herein, each Rollover Securityholder agrees that, to the extent any of such Rollover Securityholder’s Rollover Securities are Ordinary Shares (such Rollover Securityholer’s “Rollover Shares”), no later than five (5) Business Days prior to the Closing, such Rollover Securityholder and any agent of such Rollover Securityholder holding any certificates evidencing such Rollover Securityholder’s Rollover Shares shall deliver or cause to be delivered to Parent, for disposition in accordance with the terms of this Agreement, (a) duly executed instruments of transfer of such Rollover Securityholder’s Rollover Shares (if reasonably requested by Parent) in form reasonably acceptable to Parent, and (b) certificates, if any, representing such Rollover Securityholder’s Rollover Shares (the “Rollover Share Documents”). The Rollover Share Documents shall be held by Parent or any agent authorized by Parent until the Closing.

Section 2.5            Effect of the Merger on Rollover Securities. Parent agrees that any Rollover Securities held by it as of immediately prior to the Effective Time shall, and each Rollover Securityholder agrees that any of its or his remaining Covered Securities (if any) shall, be treated as set forth in the Merger Agreement in connection with the Merger. Each Rollover Securityholder shall and shall cause its or his Affiliates to take all actions necessary to cause its or his Covered Securities to be treated as set forth herein.

Article III
Representations and Warranties

Section 3.1            Representations and Warranties of the Rollover Securityholders. Each Rollover Securityholder represents and warrants to Parent, severally and not jointly, as follows:

(a)            such Rollover Securityholder has the full legal right and capacity and all requisite power and authority to execute and deliver this Agreement and perform such Rollover Securityholder’s obligations hereunder and to consummate the transactions contemplated by this Agreement, and no other actions or proceedings on the part of such Rollover Securityholder are necessary to authorize the execution and delivery by it or him of this Agreement, the performance by it or him of its or his obligations hereunder or the consummation by it or him of the transactions contemplated by this Agreement;

(b)            this Agreement has been duly authorized (if applicable), executed and delivered by such Rollover Securityholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding agreement of such Rollover Securityholder enforceable against such Rollover Securityholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

(c)            except for the applicable requirements of the Exchange Act, any other United States federal securities Law and the Law of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Rollover Securityholder for the execution, delivery and performance of this Agreement by such Rollover Securityholder or the consummation by such Rollover Securityholder of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by such Rollover Securityholder, nor the consummation by such Rollover Securityholder of the transactions contemplated hereby, nor compliance by such Rollover Securityholder with any of the provisions hereof shall (A) if such Rollover Securityholder is not a natural person, conflict with or violate any provision of the organizational documents of any such Rollover Securityholder, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such Rollover Securityholder pursuant to, any Contract to which such Rollover Securityholder is a party or by which such Rollover Securityholder or any property or asset of such Rollover Securityholder is bound or affected, or (C) violate any Law applicable to such Rollover Securityholder or any of such Rollover Securityholder’s properties or assets;

(d)            there are no Actions pending or, to the knowledge of such Rollover Securityholder, threatened against such Rollover Securityholder that could impair the ability of such Rollover Securityholder to timely perform its or his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis;

(e)            (i) (A) other than as disclosed on Schedule A hereto, and subject to Section 4.5(b), such Rollover Securityholder or an Affiliate of such Rollover Securityholder has and, immediately prior to the Contribution Closing, will have Beneficial Ownership of and has and, immediately prior to the Contribution Closing, will have good and valid title to its or his Covered Securities (including for the avoidance of doubt all of its or his Rollover Securities), free and clear of any Liens (other than any Liens pursuant to this Agreement, the A&R Consortium Agreement, the SPAs, the Parfield Existing Lien or the Centurium Existing Lien (as applicable) (which Parfield Existing Lien and Centurium Existing Lien with respect to the applicable Covered Securities will be discharged on or prior to the Contribution Closing), or arising under any IRA (as applicable) or applicable securities Law), and (B) subject to Section 4.5(b), such Rollover Securityholder has and, immediately prior to the Contribution Closing will have the voting power, power of disposition and power to agree to all of the matters set forth in this Agreement with respect to its or his Covered Securities, (ii) as of the date hereof, the Company Securities, subject to Section 4.5(b) and except as disclosed to Parent as of the date hereof, as set forth in the column titled “Company Securities” opposite such Rollover Securityholder’s name on Schedule A hereto constitute all of the Company Securities Beneficially Owned or owned of record by such Rollover Securityholder and/or its or his Affiliates, and such Rollover Securityholder and its or his Affiliates do not own, beneficially or of record, any other Company Securities, or any direct or indirect interest therein (including by way of derivative securities), and (iii) such Rollover Securityholder has not taken any action described in Section 4.4 hereof;

(f)            such Rollover Securityholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Rollover Securityholder’s execution and delivery of this Agreement and the representations and warranties of such Rollover Securityholder contained herein; and

(g)           such Rollover Securityholder has been afforded the opportunity to ask such questions as it or he has deemed necessary of, and to receive answers from, the Representatives of Parent concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning Parent Shares, and such Rollover Securityholder acknowledges that it or he has been advised to discuss with its or his own counsel the meaning and legal consequences of such Rollover Securityholder’s representations and warranties in this Agreement and the transactions contemplated hereby.

Section 3.2            Representations and Warranties of Parent. Parent hereby represents and warrants to each Rollover Securityholder as follows:

(a)            Parent is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has all corporate power and authority to execute, deliver and perform this Agreement, the execution and delivery by Parent of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by Parent, and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any obligations and transactions under or contemplated by the Merger Agreement (including the Merger));

(b)            this Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by each Rollover Securityholder, constitutes a legal, valid and binding agreement of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

(c)            except for the applicable requirements of the Exchange Act and any other United States federal securities Law, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Parent for the execution, delivery and performance of this Agreement by it or the consummation by it of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by Parent, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of Parent, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any property or asset of Parent is bound or affected, or (C) violate any Law applicable to Parent or its properties or assets;

(d)            at the Contribution Closing, the Parent Shares to be issued under this Agreement shall have been duly and validly authorized and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions arising under applicable securities Laws or the organizational documents of Parent;

(e)            at and immediately after the Contribution Closing, the authorized share capital of Parent shall consist of 110,000,000 Parent Shares, of which the number of total Parent Shares as set forth in Schedule A, Part II (as such schedule may be updated in accordance with this Agreement and as such number may be reduced pursuant to Section 2.2(a)) shall be issued and outstanding (which number, for the avoidance of doubt, shall be the number of Parent Shares issued and outstanding prior to giving effect to any Parent Shares issued for a cash equity contribution pursuant to Section 1.2 of the A&R Consortium Agreement). Except as set forth in the preceding sentence or otherwise agreed to by the Parties in writing, at and immediately after the Contribution Closing, there shall be (i) no outstanding share capital of or voting or equity interest in Parent, (ii) no options, warrants, or other rights to acquire any share capital of or voting or equity interest in Parent, (iii) no outstanding securities exchangeable or exercisable for or convertible into share capital of or voting or equity interest in Parent, and (iv) no outstanding rights to acquire or obligations to issue any such options, warrants, other rights or securities of Parent; and

(f)            Merger Sub is wholly-owned by Parent.

Article IV
OTHER COVENANTS AND AGREEMENTS

Section 4.1            Prohibition on Acquisition, Transfer, etc.

(a)            Subject to the terms of this Agreement and the A&R Consortium Agreement, each Rollover Securityholder represents, covenants and agrees that from and after the date hereof until the Expiration Time, (i) it or he will not, and it or he will cause its or his Affiliates not to, (A) Transfer any of its or his Covered Securities, or any voting right or power (including whether such right or power is granted by proxy or otherwise) or economic interest therein, or (B) acquire Beneficial Ownership of any additional Company Securities, in each case, unless such Transfer or acquisition (x) is a Permitted Transfer, (y) is contemplated under the SPAs, or (z) has been approved in writing in advance by the Majority Initial Consortium Members, and in the case of clause (B), except upon the exercise, vesting or settlement of Company Equity Awards granted by the Company under the Company Share Plans, and (ii) it or he does not have any outstanding swap, option, warrant, forward purchase or sale, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction), or a combination of any such transactions, in each case involving any Company Securities (any such transaction, a “Derivative Transaction”) except for the Parfield Existing Lien and Centurium Existing Lien, and will not, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (whether or not in writing), enter into any Derivative Transaction without the prior written consent of the Majority Initial Consortium Members.

(b)            With respect to each Rollover Securityholder, subject to the Centurium Existing Lien (in respect of Beachhead) and the Parfield Existing Lien (in respect of Parfield) (which Centurium Existing Lien and Partfield Existing Lien with respect to applicable the Covered Securities will be discharged on or prior to the Contribution Closing) this Agreement and the obligations hereunder shall attach to the Covered Securities and shall be binding upon any person to which legal or Beneficial Ownership shall pass, whether by operation of Law or otherwise, including, such Rollover Securityholder’s successors or assigns. Subject to the Centurium Existing Lien (in respect of Beachhead) and the Parfield Existing Lien (in respect of Parfield) (which Centurium Existing Lien and Parfield Existing Lien with respect to the applicable Covered Securities will be discharged on or prior to the Contribution Closing), no Rollover Securityholder may request that the Company register the Transfer of (book-entry or otherwise) any or all of the Covered Securities (whether represented by a certificate or uncertificated), unless such Transfer is made in compliance with this Agreement. Notwithstanding any Transfer of Covered Securities, such Rollover Securityholder shall remain liable for the performance of all of its or his obligations under this Agreement; provided, however, that in the event of any Permitted Transfer of Covered Securities by a Rollover Securityholder (other than any Permitted Transfer to any third party as a result of the creation or grant of any Liens or any subsequent Liens for refinancing the indebtedness of Parfield secured by the Liens being replaced or the indebtedness of Beachhead secured by the Liens being replaced (as applicable)), upon the execution by the applicable transferee of a Deed of Adherence in the form attached hereto as Schedule B agreeing to be bound by this Agreement with respect to such Covered Securities, the number of such Rollover Securityholder’s Covered Securities and Rollover Securities shall, for all purposes under this Agreement, be deemed to be reduced by the number of Covered Securities so transferred as indicated in such Deed of Adherence, such Rollover Securityholder shall cease to be bound by the covenants and agreements of such Rollover Securityholder set forth in this Agreement with respect to such Covered Securities so transferred.

Section 4.2            Additional Company Securities. Each Rollover Securityholder covenants and agrees that from and after the date hereof and until the Expiration Time, it or he shall notify other Parties in writing of the number of Additional Company Securities the Beneficial Ownership of which is acquired by such Rollover Securityholder or its or his Affiliates after the date hereof pursuant to Section 4.1(a) as soon as practicable, but in no event later than five (5) Business Days, after such acquisition. Any such Additional Company Securities shall automatically become subject to the terms of this Agreement and shall constitute “Covered Securities” and, other than the Ordinary Shares acquired by each of Guangli Pang, Ming Yang, Gang Yang, Ming Yin and Bingbing Sun after the date hereof upon the vesting and settlement of the Company RSU Awards granted to each of them by the Company under the Company Share Plans, shall be deemed as “Rollover Securities” of the relevant Rollover Securityholder for all purposes of this Agreement, and Parent may update Schedule A to reflect the same, and for the avoidance of doubt, to reflect any increase in the number of Ordinary Shares that constitute Rollover Securities and any corresponding decrease in the number of Company Securities (other than Ordinary Shares) that constitute Rollover Securities of each applicable Rollover Securityholder as set forth on Schedule A hereof upon the exercise, vesting or settlement of Company Equity Awards granted by the Company to such applicable Rollover Securityholder under the Company Share Plans.

Section 4.3            Share Dividends, etc . In the event of a reclassification, recapitalization, reorganization, share split (including a reverse share split) or combination, exchange or readjustment of shares or other similar transaction, or if any share dividend, subdivision or distribution (including any dividend or distribution of securities convertible into or exchangeable for Ordinary Shares) is declared, in each case affecting the Covered Securities, the term “Covered Securities” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.4            No Inconsistent Agreements . Subject to the terms of this Agreement, from and after the date hereof until the Expiration Time, without the prior written consent of the Majority Initial Consortium Members, each Rollover Securityholder shall not, and shall cause its or his Affiliates not to, (a) enter into any Contract or other instrument, option or other agreement (except this Agreement, the A&R Consortium Agreement or the SPAs) with respect to, or consent to, a Transfer of, any of the Covered Securities, Beneficial Ownership thereof or any other interest therein, in each case, other than any such Contract or other instrument, option or other agreement with respect to a Permitted Transfer of Covered Securities, (b) create or permit to exist any Lien that could prevent such Rollover Securityholder or its or his Affiliates from voting the Covered Securities in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement, other than any restrictions imposed by applicable Law on such Covered Securities and Liens created pursuant to this Agreement, the A&R Consortium Agreement or the IRAs, (c) enter into any voting or similar agreement (except this Agreement) with respect to the Covered Securities or grant any proxy, consent or power of attorney with respect to any of the Covered Securities or (d) take any action, directly or indirectly, that would or would reasonably be expected to (i) result in a breach hereof, (ii) make any representation or warranty of the Rollover Securityholder set forth in Article III untrue or incorrect in any material respect or (iii) prevent, impede or, in any material respect, interfere with, delay or adversely affect the performance by such Rollover Securityholder of its or his obligations under, or compliance by such Rollover Securityholder with the provisions of, this Agreement.

Section 4.5            Rollover Securities to be Transferred Prior to the Contribution Closing.

(a)            The Parties acknowledge and agree that the number of Rollover Securities set forth opposite each applicable Rollover Securityholder’s name on Schedule A, Part II hereto reflects the number of the Rollover Securities to be Beneficially Owned by such Rollover Securityholder immediately after the consummation of the Share Transfers, and such Share Transfers have not been consummated as of the date hereof.

(b)            Notwithstanding anything to the contrary set forth herein, (i) Double Double shall be bound by its covenants and agreements set forth in this Agreement with respect to the Ordinary Shares to be sold pursuant to the terms and conditions of the Double Double SPA until the consummation of the Double Double Transfer, (ii) Parfield shall be bound by its covenants and agreements set forth in this Agreement (other than the terms and conditions of Article II, except for Section 2.5) with respect to the Ordinary Shares to be sold pursuant to the terms and conditions of the Parfield SPA until the consummation of the Parfield Transfer, and (iii) each of Biomedical Treasure, Biomedical Future, Biomedical Development and 2019B Cayman shall only be bound by its covenants and agreements set forth in this Agreement with respect to the Ordinary Shares to be purchased by each of them pursuant to the PWM SPAs, the Double Double SPA or the Parfield SPA (as applicable) following the consummation of the PWM Transfers, the Double Double Transfer or the Parfield Transfer (as applicable).

Section 4.6            Additional Covenants

(a)            To the extent any Rollover Securityholder is, or the ultimate shareholder or beneficiary of such Rollover Securityholder is, deemed to be a resident of the PRC under the Laws of the PRC, such Rollover Securityholder shall, to the extent required by applicable Laws of the PRC, as soon as practicable after the date hereof, use reasonable best efforts to (A) submit an application to the State Administration of Foreign Exchange of the PRC (“SAFE”) for the registration of his holding of Ordinary Shares (whether directly or indirectly) in accordance with the requirements of the SAFE Rules and Regulations and (B) complete such registration prior to the Contribution Closing, in each case, to the extent such registration was not previously completed.

Article V
TERMINATION

Section 5.1            Termination. As between Parent, on the one hand, and a Rollover Securityholder, on the other hand, (a) this Agreement and all obligations hereunder (other than as set forth in the following sentence) shall terminate and be of no further force or effect immediately upon the Expiration Time; provided, that this Article V (Termination) and Article VI (Miscellaneous) shall survive any termination of this Agreement pursuant to this Section 5.1(a); and (b) this Agreement and all obligations hereunder (other than as set forth in the following sentence) shall terminate and be of no further force with respect to such Rollover Securityholder immediately upon the termination of the A&R Consortium Agreement with respect to such Rollover Securityholder or any of its or his Affiliates in accordance with its terms; provided, that the provisions of Article I (Voting) (unless this Agreement is terminated upon the termination of the A&R Consortium Agreement pursuant to Section 5.2 thereof), this Article V (Termination) and Article VI (Miscellaneous) shall survive any termination of this Agreement pursuant to this Section 5.1(b); provided further that the provisions of Article I (Voting) shall survive such termination of this Agreement only for a period ending on the earlier of (A) the date that is twelve (12) months from the date hereof, and (B) the termination of the A&R Consortium Agreement pursuant to Section 5.2 thereof. Nothing in this Article V shall relieve or otherwise limit any Party’s liability for any breach of this Agreement prior to the termination of this Agreement pursuant to Section 5.1(a) or Section 5.1(b). If for any reason the Merger fails to occur but the Contribution Closing contemplated by Article II has already taken place, then Parent shall promptly take all such actions as are necessary to restore each Rollover Securityholder to the position it or he was in with respect to ownership of the Rollover Securities prior to the Contribution Closing.

Article VI
Miscellaneous

Section 6.1            Notices. Any notice, request, instruction or other document to be provided hereunder by any Party to another Party shall be in writing and delivered personally or sent by facsimile, overnight courier or electronic mail, to the address provided under such other Party’s signature page hereto, or to such other address or facsimile number or electronic mail address as such Party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 6.2            Entire Agreement. This Agreement, the Merger Agreement, the Limited Guarantees, the Equity Commitment Letters, the A&R Consortium Agreements, the Confidentiality Agreements and other agreements or documents referenced under any of the foregoing constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

Section 6.3            Further Assurances. Each Party shall use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to carry out the intent and purposes of this Agreement.

Section 6.4            Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

Section 6.5        Amendments; Waivers. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by each of the Parties. No provision of this Agreement may be waived or discharged other than by an instrument in writing signed by the Party against whom the enforcement of such waiver or discharge is sought. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.6        Assignment; No Third Party Beneficiaries; No Recourse.

(a)        The rights and obligations of each Party shall not be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided, however, (i) Parent may assign its rights and obligations under this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent, as applicable, and (ii) a Rollover Securityholder may, without such prior written consent, assign its or his rights and obligations under this Agreement (in whole or in part) in connection with a Permitted Transfer of its or his Covered Securities. No assignment by any Party shall relieve the assigning Party of any of its obligations hereunder, except, in the case of a Permitted Transfer of Covered Securities by a Rollover Securityholder, to the extent the applicable transferee executes a Deed of Adherence in the form attached hereto as Schedule B agreeing to be bound by this Agreement with respect to such Covered Securities. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the Parties. Nothing in this Agreement shall be construed as giving any person, other than the Parties and their heirs, successors, legal representatives and permitted assigns any right, remedy or claim under or in respect of this Agreement or any provision hereof.

(b)        There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities.

(c)        Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, and notwithstanding the fact a Rollover Securityholder may be a limited partnership or limited liability company, as applicable, Parent covenants, acknowledges and agrees that, as to each Rollover Securityholder, no person other than such Rollover Securityholder (and its or his successors and permitted assigns under this Agreement pursuant to the terms hereof) has any obligations hereunder and that no recourse shall be had hereunder, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, be imposed on or otherwise be incurred by, such Rollover Securityholder’s Non-Recourse Parties, through Parent, Merger Sub or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent against any such Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise.

Section 6.7        No Partnership or Agency. The Parties are independent and nothing in this Agreement constitutes a Party as the trustee, fiduciary, agent, employee, partner or joint venture of the other Party.

Section 6.8        Counterparts. This Agreement may be executed in counterparts (including by facsimile or email pdf format) and all counterparts taken together shall constitute one document.

Section 6.9        Governing Law and Venue.

(a)        This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof.

(b)        Any Actions arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 6.9 (the “Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three (3) arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one (1) Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one (1) Arbitrator; and a third (3rd) Arbitrator will be nominated jointly by the first two (2) Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two (2) Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third (3rd) Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c)        Notwithstanding the foregoing, the Parties hereby consent to and agree that in addition to any recourse to arbitration as set out in Section 6.9(b), any Party may, to the extent permitted under the rules and procedures of the HKIAC, seek an interim injunction or other form of relief from the HKIAC as provided for in its Rules. Such application shall also be governed by, and construed in accordance with, the Laws of the State of New York.

Section 6.10      Specific Performance. The Parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character and irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party to this Agreement (a) shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the forum described in Section 6.9, without proof of damages or otherwise, this being in addition to any other remedy at law or in equity, and (b) hereby waives any requirement for the posting of any bond or similar collateral in connection therewith. Each Party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) any other Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 6.11     Limitation on Liability. The obligation of each Party under this Agreement is several (and not joint or joint and several).

Section 6.12     No Presumption Against Drafting Party. Each of the Parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

Section 6.13     Confidentiality. This Agreement shall be treated as confidential and may not be used, circulated, quoted or otherwise referred to in any document, except with the prior written consent of the Parties; provided, however, that each Party may, without such written consent, disclose the existence and content of this Agreement to its officers, directors, employees, partners, members, investors, financing sources, advisors (including financial and legal advisors) and any representatives of the foregoing and to the extent required by Law, the applicable rules of any national securities exchange or in connection with any SEC filings relating to the Merger and in connection with any litigation relating to the Merger, the Merger Agreement or the Transactions as permitted by or provided in the Merger Agreement and each Rollover Securityholder may disclose the existence and content of this Agreement to such Rollover Securityholder’s Non-Recourse Parties.

Section 6.14     No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Securities. All rights, ownership and economic benefits of and relating to the Covered Securities shall remain vested in and belong to the relevant Party, and Parent shall have no authority to direct such Party in the voting or disposition of any of the Covered Securities, in each case, except to the extent expressly provided herein.

Section 6.15     Interpretation. When a reference is made in this Agreement to a Section or Article such reference shall be to a Section or Article of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. References to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. The symbol “US$” refers to United States Dollars. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to “day” shall mean a calendar day unless otherwise indicated as a “Business Day.”

Article VII
Definitions and Interpretations

Section 7.1       Defined Terms. The following terms, as used in this Agreement, shall have the meanings set forth below.

(a)       “A&R Consortium Agreement” means that certain amended and restated consortium agreement, dated as of November 19, 2020, by and among Centurium, Mr. Chow, CITIC, Parfield, HH Sum, V-Sciences, PWM and other parties named therein (as may be further amended, restated, supplemented or otherwise modified from time to time).

(b)       “Action” means any litigation, suit, claim, action, demand letter, or any judicial, criminal, administrative or regulatory proceeding, hearing, investigation, or formal or informal regulatory document production request proceeding.

(c)       “Additional Company Securities” means with respect to a Rollover Securityholder, Company Securities with respect to which such Rollover Securityholder or its or his Affiliates acquires Beneficial Ownership after the date of this Agreement.

(d)       “Affiliates” of a specified person means a person who, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified person; provided that solely with respect to V-Sciences, “Affiliate” means (i) Temasek Holdings (Private) Limited (“Temasek Holdings”); and (ii) Temasek Holdings’ wholly-owned subsidiaries: (A) whose boards of directors or equivalent governing bodies comprise solely employees or nominees acting under the direction and instructions of (a) Temasek Holdings; (b) Temasek Pte. Ltd. (being a wholly-owned subsidiary of Temasek Holdings); and/or (c) wholly-owned subsidiaries of Temasek Pte. Ltd.; and (B) whose principal activities are that of investment holding, financing and/or the provision of investment advisory and consultancy services. For the purposes of paragraph (ii) (A) of this definition, “nominee” shall mean any person acting under the direction and instructions of Temasek Holdings, Temasek Pte. Ltd. and/or wholly-owned subsidiaries of Temasek Pte. Ltd.

(e)       “Beachhead” means Beachhead Holdings Limited.

(f)        “Beneficial Ownership” by a person of any security includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (whether or not in writing), has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act; provided that, without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person will include securities Beneficially Owned by any Affiliates of such person which are Controlled by, or are under common Control with, such person, but no Beneficial Ownership of securities shall be attributed to securities Beneficially Owned by any other person(s) solely by virtue of the fact that such first person may be deemed to constitute a “group” within the meaning of Section 13(d) of the Exchange Act with such other person(s). The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meanings.

(g)       “CCCP IV” means CITIC Capital China Partners IV, L.P., represented by its general partner CCP IV GP Ltd.

(h)       “Centurium” means, collectively, Beachhead, Double Double and Point Forward.

(i)        “Centurium Existing Lien” means the Liens on certain Ordinary Shares held by Beachhead to secure the borrowing of Beachhead pursuant to that certain facility agreement, dated as of February 14, 2020, by and between Beachhead and Ping An Bank Co., Ltd. (平安银行股份有限公司), acting through the Offshore Banking Center, as arranger, lender, agent and security agent, and any other Liens on Ordinary Shares held by Beachhead created after the date hereof to replace such Liens or any subsequent Liens created for refinancing the indebtedness of Beachhead secured by the Liens being replaced.

(j)        “CITIC” means, 2019B Cayman.

(k)       “Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or the possession of voting power, as trustee or executor, by contract or otherwise.

(l)        “Covered Securities” means all of the Existing Company Securities and any Additional Company Securities.

(m)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)       “Existing Company Securities” means (i) with respect to a Rollover Securityholder, Company Securities Beneficially Owned by such Rollover Securityholder and/or its or his Affiliates (x) as of the date hereof, as set forth in the column titled “Company Securities” opposite its or his name in the table under Schedule A, Part I hereto, and (y) and immediately following completion of the applicable Share Transfers, as set forth in the column titled “Company Securities” opposite its or his name in the table under Schedule A, Part II hereto.

(o)       “HH China Bio” means HH China Bio Holdings LLC.

(p)       “HH Sum” means HH SUM-XXII Holdings Limited.

(q)       “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

(r)        “IRAs” means collectively, (i) that certain investor rights agreement, dated as of August 24, 2018, by and between the Company and Beachhead, to which Point Forward joined as a party pursuant to a deed of adherence dated as of December 12, 2019, (ii) that certain investor rights agreement, dated as of January 1, 2018, by and between the Company and PWM, as amended by those certain assignment and amendment agreements, dated as of October 26, 2020, by and among the Company, PWM and each of Biomedical Treasure and Biomedical Future, respectively, (iii) that certain investor rights agreement, dated as of August 24, 2018, by and between the Company and CITIC Capital MB Investment Limited, to which CCCP IV joined as a party pursuant to a deed of adherence dated as of October 12, 2018 and CITIC joined as a party pursuant to a deed of adherence dated as of May 13, 2020, and (iv) that certain investor rights agreement, dated as of August 24, 2018, by and between the Company and HH China Bio, in each case, as amended, supplemented or restated from time to time.

(s)       “Law” means any statute, law, ordinance, code or any award, writ, injunction, determination, rule, regulation, order, judgment, decree or executive order or regulations or rules of an applicable stock exchange.

(t)        “Lien” means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

(u)       “Majority Initial Consortium Members” has the meaning scribed to it in the A&R Consortium Agreement.

(v)       “Non-Recourse Parties” means, with respect to a Rollover Securityholder, the former, current or future direct or indirect equity holders, controlling persons, Affiliates, directors, officers, employees, agents, advisors, representatives, members, managers, general or limited partners or assignees of such Rollover Securityholder or any of such Rollover Securityholder’s Affiliates, any investment fund or partnership advised or managed by such Rollover Securityholder or any of its or his Affiliates, any person that is a limited or general partner of such Rollover Securityholder or any of such investment funds or partnerships or any former, current or future direct or indirect equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate, agent, advisor, or representative of any of the foregoing

(w)      “Ordinary Shares” means, ordinary shares, par value US$ 0.0001 per share of the Company.

(x)       “Parfield” means Parfield international Ltd.

(y)      “Parfield Existing Lien” means the Liens on certain Ordinary Shares held by Parfield to secure the borrowing of Parfield pursuant to that certain facility agreement, dated as of July 28, 2020, by and between Parfield and JPMorgan Chase Bank, N. A. acting through its Singapore Branch, as lender and any other Liens on Ordinary Shares held by Parfield created after the date hereof to replace such Liens or any subsequent Liens created for refinancing the indebtedness of Parfield secured by the Liens being replaced.

(z)       “Permitted Transfer” means a Transfer of Covered Securities by a Rollover Securityholder to (i) an Affiliate of such Rollover Securityholder which is Controlled by such Rollover Securityholder, (ii) a member of such Rollover Securityholder’s immediate family or a trust for the benefit of such Rollover Securityholder’s or any member of such Rollover Securityholder’s immediate family, (iii) any heir, legatees, beneficiaries and/or devisees of such Rollover Securityholder, (iv) if such Rollover Securityholder is Centurium, Mr. Chow, CITIC, HH Sum, HH China Bio or V-Sciences, to any Affiliate of such Rollover Securityholder, or any of the investment funds managed or advised by such Rollover Securityholder or any of its or his Affiliates, or any of the investment vehicles of such Rollover Securityholder, such Affiliate or such fund, (v) another Rollover Securityholder or any Affiliate of another Rollover Securityholder, or (vi) any third party as a result of the creation or grant of any Liens or any subsequent Liens for refinancing the indebtedness of Parfield secured by the Liens being replaced or the indebtedness of Beachhead secured by the Liens being replaced (as applicable) (for the avoidance of doubt, paragraph (vi) of this definition does not include any transfer of legal title or Beneficial Ownership of, or voting rights attached to, such Covered Securities) ; provided that, in each case of a direct Transfer of Covered Securities (which for the avoidance of doubt shall not include paragraph (vi) of this definition), such transferee executes, prior to or concurrently with such Transfer, a Deed of Adherence in the form attached hereto as Schedule B.

(aa)     “person” means individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Entity.

(bb)     “Point Forward” means Point Forward Holdings Limited.

(cc)     “PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region of the PRC and the islands of Taiwan.

(dd)     “Representatives” means, with respect to any Party, such Party’s officers, directors, employees, accountants, consultants, financial and legal advisors, agents and other representatives.

(ee)     “Securities Act” means the Securities Act of 1933, as amended.

(ff)     “V-Sciences” means V-Sciences Investments Pte Ltd.

(gg)    “Transfer” means, directly or indirectly, to sell, transfer, offer, exchange, assign, pledge, encumber, hypothecate or otherwise dispose of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other agreement with respect to any sale, transfer, offer, exchange, assignment, pledge, encumbrance, hypothecation or other disposition.

Section 7.2       Headings. Section and paragraph headings are inserted for ease of reference only and shall not affect construction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

CBPO Holdings Limited

By:	/s/ Hui Li
Name: Hui Li
Title: Director

Notice details:

c/o PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands

with a copy to:

Suite 1008, Two Pacific Place, 88 Queensway, Hong Kong Attention: Andrew Chan

with a copy to:

Kirkland & Ellis
26th Floor, Gloucester Tower, The Landmark
15 Queen’s Road Central, Hong Kong
Attention: Gary Li; Xiaoxi Lin

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Beachhead Holdings Limited

By:	/s/ Hui Li
Name: Hui Li
Title: Director

Double Double Holdings Limited

By:	/s/ Hui Li
Name: Hui Li
Title: Director

Point Forward Holdings Limited

By:	/s/ Hui Li
Name: Hui Li
Title: Director

Notice details:

Suite 1008, Two Pacific Place, 88 Queensway, Hong Kong
Attention: Andrew Chan

with a copy to:

Kirkland & Ellis
26th Floor, Gloucester Tower, The Landmark
15 Queen’s Road Central, Hong Kong
Attention: Gary Li; Xiaoxi Lin

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Joseph Chow

/s/ Joseph Chow

Guangli Pang

/s/ Guangli Pang

Ming Yang

/s/ Ming Yang

Gang Yang

/s/ Gang Yang

Ming Yin

/s/ Ming Yin

Bingbing Sun

/s/ Bingbing Sun

[Signature Page to Voting and Support Agreement]

Biomedical Treasure Limited

By:	/s/ Joseph Chow
Name:	Joseph Chow
Title:	Director

Biomedical Future Limited

By:	/s/ Joseph Chow
Name:	Joseph Chow
Title:	Director

Biomedical Development Limited

By:	/s/ Joseph Chow
Name:	Joseph Chow
Title:	Director

TB MGMT Holding Company Limited

By:	/s/ Joseph Chow
Name:	Joseph Chow
Title:	Director

TB Executives Unity Holding Limited

By:	/s/ Joseph Chow
Name:	Joseph Chow
Title:	Director

[Signature Page to Voting and Support Agreement]

TB Innovation Holding Limited

By:	/s/ Joseph Chow
Name:	Joseph Chow
Title:	Director

Notice details:

18 F, Jialong International Tower
No. 19, Chaoyang Park Road
Chaoyang District, Beijing
PRC 100125
Attention: Joseph Chow

With a copy to (which shall not constitute notice):

Merits & Tree Law Offices
5th Floor, Raffles City Beijing Office Tower
No.1 Dongzhimen South Street
Dongcheng District, Beijing
PRC 100007
Attention: Youyuan Jin

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Parfield International Ltd.

By:	/s/ Marc Chan
Name:	Marc Chan
Title:	Director

Notice details:

Unit No. 21E, 21st Floor, United Centre
95 Queensway, Admiralty Hong Kong
Attention: Marc Chan
Fax: (852)2571-8400

with a copy to (which shall not constitute notice):

K&L Gates LLP
925 Fourth Avenue, Suite 2900
Seattle, WA 98104-1158
United States of America
Attention: Christopher H. Cunningham
Facsimile: (206)370-6040

and

K&L Gates
44/F., Edinburgh Tower
The Landmark
15 Queen’s Road Central, Hong Kong
Attention: Michael Chan
Facsimile: (852)25119515

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

2019B Cayman Limited

By:	/s/ Rikizo Matsukawa
Name:	Rikizo Matsukawa
Title:	Director

Notice details:

c/o CITIC Capital Partners Management Limited
28/F, CITIC Tower
1 Tim Mei Avenue
Central, Hong Kong
Attention: Vicki Hui/Karen Chiu

with a copy to:

Latham & Watkins LLP
18th Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Attention: Frank Sun

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HH SUM-XXII Holdings Limited

By:	/s/ Colm O’Connell
Name:	Colm O’Connell
Title:	Authorized Signatory

HH China Bio Holdings LLC

By:	/s/ Colm O’Connell
Name:	Colm O’Connell
Title:	Authorized Signatory

Notice details:

Attention: Wei CAO
Address: Suite 2202, 22nd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong
Email: wcao@hillhousecap.com
With a copy to Adam Hornung
Email: Legal@hillhousecap.com

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges
29/F, Alexandra House
18 Chater Road, Central, Hong Kong
Attention: Tim Gardner; Chris Welty

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

V-Sciences Investments Pte Ltd

By:	/s/ Khoo Shih
Name:	Khoo Shih
Title:	Authorised Signatory

Notice details:

Address:	60B Orchard Road
#06-18 Tower 2
The Atrium@Orchard
Singapore 238891
Attention:	Khoo Shih
khooshih@temasek.com.sg
+65 6828 6943

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
45th Floor, Fortune Financial Center
5 bong San Huan Zhong Lu
Chaoyang District, Beijing, China
Attention: Denise Shiu
Email: DShiu@cgsh.com
Tel: + 86 10 5920 1080

[Signature Page to Voting and Support Agreement]

Schedule A

Schedule B

Form of Deed of Adherence

This Deed of Adherence (this “Deed”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Voting and Support Agreement dated as of November 19, 2020 (the “Support Agreement”) by and among CBPO Holdings Limited and certain other parties thereto (the “Original Parties”).

Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Support Agreement.

The Joining Party hereby acknowledges, agrees and undertakes that, by its execution of this Deed, the Joining Party shall be deemed to be a party to the Support Agreement and to perform the obligations imposed by the Support Agreement on the Original Parties which are to be performed on or after the date of this Deed in all respects as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement applicable to the Original Parties. The number of Company Securities Beneficially Owned by the Joining Party and the number of Rollover Securities to be contributed by the Joining Party to Parent are set forth in Annex A hereto.

[Signature page follows]

Annex A

Rollover Securityholder	Company Securities		Rollover Securities		Parent Shares
	Ordinary Shares	Other Company Securities (including Company Options, Company Restricted Share Awards and Company RSU Awards)	Ordinary Shares	Other Company Securities (including Company Options, Company Restricted Share Awards and Company RSU Awards)
[Joining Party]	[●]	[●]	[●]	[●]	[●]